UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2006

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement with Dr. Harvey

On January 16, 2006, Sigma-Aldrich Corporation, a Delaware corporation (the “Company”), entered into an employment agreement, effective January 1, 2006, (the “Harvey Employment Agreement”) with David R. Harvey for an initial term extending through the annual general meeting of the stockholders of the Company in May 2006 of the Company, and may be extended by written agreement for successive additional one-year periods. Under the Harvey Employment Agreement, Dr. Harvey will serve as the Company’s Chairman or in any other capacity, as determined by the Board of Directors.

Pursuant to the Harvey Employment Agreement, Dr. Harvey will receive a minimum annual base salary of $250,000. In addition, Dr. Harvey will be entitled to participate in all retirement, disability, pension, savings, health, medical and dental insurances and other fringe benefits or plans of the Company generally available to executive employees. Dr. Harvey will not be granted a bonus pursuant to the Harvey Employment Agreement, but may be granted stock options when the Company considers granting stock options to management employees generally, provided, however, that any such option award granted to Dr. Harvey will be granted with an exercise price equal to the fair market value on the date of grant and will provide that Dr. Harvey will have the right to exercise the unexercised portion of any such option at any time during the period equal to the lesser of five years from the date of Dr. Harvey’s retirement from the Company or the remaining term of the award.

If the Company terminates Dr. Harvey’s employment for Cause (as defined in the Harvey Employment Agreement) or Dr. Harvey voluntarily terminates his employment prior to the end of the employment period, Dr. Harvey will receive his base salary through the date of termination but will not be entitled to any severance compensation or to any further base salary or benefits, unless otherwise provided by the applicable benefit plan or program. If the Company terminates Dr. Harvey’s employment without Cause, Dr. Harvey will receive all accrued and unpaid base salary as of the date of termination but will not be entitled to any severance compensation or to any further base salary or benefits, unless otherwise provided by the applicable benefit plan or program. The Company’s obligations will not be subject to offset to the extent Dr. Harvey receives compensation from any subsequent employer.

The Company’s obligations under the Harvey Employment Agreement will terminate on the last day of the month in which Dr. Harvey dies or on the date as of which he first becomes entitled to receive disability benefits under the Company’s long-term disability plan. The Company will pay to Dr. Harvey or his estate all accrued and unpaid base salary as of such date.

If any payment or distribution by the Company to Dr. Harvey would be subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the payments will be decreased to the greatest amount that could be paid to Dr. Harvey such that receipt of the payments would not give rise to any such excise tax.

Dr. Harvey is also subject to current and post-employment confidentiality restrictions and non-competition and non-solicitation covenants during and for two years following his employment.

The Harvey Employment Agreement provides that Dr. Harvey will use his best efforts both during and after his employment with the Company to protect the confidential, trade secret and/or proprietary character of the Company’s confidential information. In addition, Dr. Harvey may not compete with the Company, directly or indirectly, and may not solicit the Company’s customers or employees at any time during his employment or for two years following the termination of his employment. Pursuant to the Harvey Employment Agreement, Dr. Harvey will also disclose and assign his right in all of his work-related ideas, inventions and discoveries to the Company except for patents currently held by Dr. Harvey developed outside of his employment with the Company.

Employment Agreement with Dr. Nagarkatti

On January 16, 2006, the Company entered into an employment agreement, effective January 1, 2006, (the “Nagarkatti Employment Agreement”) with Jai P. Nagarkatti for an initial term extending through December 31, 2008, with automatic one-year renewal periods thereafter unless 180 days prior notice is provided. Under the Nagarkatti Employment Agreement, Dr. Nagarkatti will serve as the Company’s Chief Executive Officer or in any other capacity, as determined by the Board of Directors.

Pursuant to the Nagarkatti Employment Agreement, Dr. Nagarkatti will receive a minimum annual base salary of $600,000, be eligible to participate in the Company’s annual cash bonus program and be eligible for annual performance bonuses (with an initial target bonus of 67% of his annual base salary). In addition, Dr. Nagarkatti will be entitled to participate in all retirement, disability, pension, savings, health, medical and dental insurances and other fringe benefits or plans of the Company generally available to executive employees. The Compensation Committee will review Dr. Nagarkatti’s annual base salary and bonus opportunity each year but may not reduce Dr. Nagarkatti’s base salary below $600,000. During the two-year period commencing on a Change of Control (as defined in the Nagarkatti Employment Agreement), Dr. Nagarkatti’s base salary and bonus opportunity may not be reduced below the level established by the Compensation Committee immediately prior to the Change of Control.

If the Company terminates Dr. Nagarkatti’s employment for Cause (as defined in the Nagarkatti Employment Agreement) or Dr. Nagarkatti voluntarily terminates his employment without Good Reason (as defined in the Nagarkatti Employment Agreement) prior to the end of the employment period, Dr. Nagarkatti will receive his base salary through the date of termination but will not be entitled to any severance compensation or to any further base salary, bonus or benefits, unless otherwise provided by the applicable benefit plan or program. If the Company terminates Dr. Nagarkatti’s employment without Cause before or more than 24 months following a Change of Control (excluding any involuntary termination which is a direct result of a Change of Control and which occurs within 60 days before a Change of Control), Dr. Nagarkatti will receive all accrued and unpaid base salary as of the date of termination and severance pay equal to one year of base salary and paid in installments over one year. If, within 24 months after a Change of Control or within 60 days before a Change of Control in the event of an involuntary termination without Cause which is a direct result of the Change of Control, the Company terminates Dr. Nagarkatti’s employment without Cause or Dr. Nagarkatti terminates his employment with Good Reason, Dr. Nagarkatti will receive all accrued and unpaid base salary as of the date of termination and severance pay equal to three years of base salary paid in installments over three years. All payments will be subject to deductions for customary withholdings, including federal and state withholding taxes and social security taxes and, in the event that Dr. Nagarkatti is determined to be a specified employee in accordance with Section 409A of the Code, such payments shall begin on the first payroll date which is more than six months following the date of separation from service. The Company’s obligations will not be subject to offset to the extent Dr. Nagarkatti receives compensation from any subsequent employer.

The Company’s obligations under the Nagarkatti Employment Agreement will terminate on the last day of the month in which Dr. Nagarkatti dies or on the date as of which he first becomes entitled to receive disability benefits under the Company’s long-term disability plan. The Company will pay to Dr. Nagarkatti or his estate all accrued and unpaid base salary as of such date.

If any payment or distribution by the Company to Dr. Nagarkatti would be subject to excise tax under Section 4999 of the Code, then the payments will be decreased to the greatest amount that could be paid to Dr. Nagarkatti such that receipt of the payments would not give rise to any such excise tax.

Dr. Nagarkatti is also subject to current and post-employment confidentiality restrictions and non-competition and non-solicitation covenants during and for two years following his employment. The Nagarkatti Employment Agreement provides that Dr. Nagarkatti will use his best efforts both during and after his employment with the Company to protect the confidential, trade secret and/or proprietary character of the Company’s confidential information. In addition, Dr. Nagarkatti may not compete with the Company, directly or indirectly, and may not solicit the Company’s customers or employees at any time during his employment or for two years following the termination of his employment. Pursuant to the Nagarkatti Employment Agreement, Dr. Nagarkatti will also disclose and assign his right in all of his work-related ideas, inventions and discoveries to the Company except for patents currently held by Dr. Nagarkatti developed outside of his employment with the Company.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Harvey Employment Agreement, Dr. Harvey’s prior employment agreement with the Company was terminated effective December 31, 2005. Dr. Harvey is not entitled to any severance or other further payments or benefits thereunder, other than accrued but unpaid salary and the options, restricted stock and performance bonus previously granted pursuant to the prior employment agreement, which continue in accordance with the terms of the applicable grant, provided that any performance bonus which may be vested will be paid during 2006 unless the Company reasonably anticipates that the Company’s deduction with respect to such payment would be limited by Section 162(m) of the Code, in which case, the portion of the performance bonus which is nondeductible shall be deferred until the earliest date the Company reasonably anticipates that the Company’s deduction will not be limited by Section 162(m) of the Code.

In connection with the Nagarkatti Employment Agreement, Dr. Nagarkatti’s prior employment agreement with the Company was terminated effective December 31, 2005.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

10.1	Employment Agreement effective as of January 1, 2006 by and between the Sigma-Aldrich Corporation and David R. Harvey

10.2	Employment Agreement effective as of January 1, 2006 by and between the Sigma-Aldrich Corporation and Jai P. Nagarkatti

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION

Date: January 19, 2006	By:	/s/ Kirk Richter
Kirk Richter, Treasurer

Exhibit Index

Exhibit No.	Exhibit
10.1	Employment Agreement effective as of January 1, 2006 by and between the Sigma-Aldrich Corporation and David R. Harvey

10.2	Employment Agreement effective as of January 1, 2006 by and between the Sigma-Aldrich Corporation and Jai P. Nagarkatti